UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 9, 2004 (July 22, 2004)
Date of Report (Date of Earliest Event Reported)

Gevity HR, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida (State or Other Jurisdiction of Incorporation)	0-22701 (Commission File Number)	65-0735612 (IRS Employer Identification No.)

600 301 Boulevard West
Suite 202
Bradenton, Florida 34205
(Address of Principal Executive Offices and Zip Code)

(941) 741-4300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

      Item 12.    Results of Operations and Financial Condition.

        On July 22, 2004, Gevity HR, Inc. (the “Company”) issued a press release reporting the results of operations for the three and six month periods ended June 30, 2004. A copy of that release is furnished as an exhibit to this Current Report on Form 8-K.

        In disscussions on August 5-6, 2004, Deloitte & Touche LLP, the Company’s independent auditors, advised the Company that although pro forma diluted earnings per share for the quarter ended June 30, 2004 was $.27, on 27,755,041 pro forma weighted average common shares outstanding, pursuant to Generally Accepted Accounting Principles (“GAAP”), due to the full conversion of the Company’s Series A Convertible, Redeemable Preferred Stock (the “Preferred Stock”) on May 19, 2004, the non-recurring, non-cash charge related to the acceleration of the unamortized discount of $29,317,000 associated with the conversion into common stock of all shares of the Preferred Stock should have been reflected in diluted earnings per share on the same basis as basic earnings per share was reported. This resulted in both basic and diluted loss per share for the quarter ended June 30, 2004 of $0.95 on 22,960,596 weighted average common shares outstanding. This non-recurring, non-cash charge was made directly to retained earnings and had no impact on the Company’s net income for the quarter ended June 30, 2004.

        The Company is filing contemporaneously with this filing its quarterly report on Form 10-Q for the quarter ended June 30, 2004 and reported in the quarterly report pro forma diluted earnings per share for the quarter ended June 30, 2004 of $.27, on 27,755,041 pro forma weighted average common shares outstanding, together with a reconciliation of this pro forma diluted earnings per share amount to the diluted loss per share of $.95 reported under GAAP.

        The background for this issue and the reconciliation of the non-GAAP pro forma financial information to the reported GAAP earnings per share amount are as follows:

        In connection with the original issue of the Preferred Stock on June 6, 2003, the Company recorded the Preferred Stock at its fair value on the date of issuance of approximately $30,000,000 less issuance costs of $2,314,000 and less an allocation of $27,298,000 to a beneficial conversion feature. The beneficial conversion feature resulted from the conversion feature of the Preferred Stock that was in-the-money on the date of issuance attributable to the increase in the market price of the Company’s common stock during the period from the date on which the conversion price was fixed (approximating market price at that time) and the date on which the Preferred Stock was issued. The beneficial conversion feature was calculated as the difference between the market price and the conversion price on the date of issuance, multiplied by the number of shares of common stock into which the Preferred Stock was convertible. The beneficial conversion amount was recorded as a reduction of the carrying value of the Preferred Stock and an increase to additional paid-in-capital. The difference between the aggregate liquidation value of $30,000,000 and the initial balance of $388,000 recorded in the Preferred Stock account on the Company’s balance sheet, as a result of the beneficial conversion feature and the cost of issuance , was being amortized over the periods from the date of issuance to the respective demand redemption dates for each 10,000 share tranche, utilizing the interest method.

        Following the conversion of all shares of Preferred Stock into common stock on May 19, 2004, the Company recorded in the second quarter of 2004 a non-recurring, non-cash charge of $29,317,000 to retained earnings and reduced net income attributable to common shareholders by a corresponding amount. This charge was required in order to account for the acceleration of the unamortized discount related to the beneficial conversion feature and stock issuance costs. The effect of the Preferred Stock transactions (which include the accretion of redemption value of the Preferred Stock prior to conversion and previously paid Preferred Stock dividends) reduced earnings per diluted share by $1.22 and $1.26, respectively, for the three and six months ended June 30, 2004, and the Company reported a net loss attributable to common shareholders of $21,834,000 or $0.95 per diluted share, and $15,884,000 or $0.75 per diluted share, for the three and six month periods, respectively.

Earnings Per Share

        The reconciliation of net income attributable to common shareholders and shares outstanding for purposes of calculating basic and diluted earnings per share for the three and six months ended June 30, 2004 and 2003 is as follows:

Earnings Per Share

        The reconciliations of net income attributable to common shareholders and shares outstanding for purposes of calculating basic and diluted earnings per share for the three and six months ended June 30, 2004 and 2003 are as follows:

	Net Income (Loss) (Numerator)	Shares (Denominator)	Per Share Amount

For the Three Months Ended June 30, 2004:
Basic EPS:
Net income	$7,631

Non-recurring, non-cash charge attributable to the acceleration of the unamortized discount associated with the conversion into common stock of all shares of the convertible, redeemable
preferred stock	29,317
Non-cash charges attributable to beneficial conversion
feature and accretion of redemption value of convertible,
redeemable preferred stock	35
Preferred stock dividends	113

Net loss attributable to common shareholders	(21,834)	22,960,596	$(0.95)

Effect of dilutive securities:
Options		--
Convertible, redeemable preferred stock	--	--

Diluted EPS:
Net loss attributable to common shareholders	$(21,834)	22,960,596	$(0.95)

        For the three months ended June 30, 2004, inclusion of stock options to purchase 4,062,105 shares of common stock at various prices and inclusion of the Preferred Stock on an “if-converted” basis for the period it was outstanding would have been antidilutive.

	Net Income (Numerator)	Shares (Denominator)	Per Share Amount

For the Three Months Ended June 30, 2003:
Basic EPS:
Net income	$3,617

Non-cash charges attributable to beneficial conversion
feature and accretion of redemption value of convertible,
redeemable preferred stock	17
Preferred stock dividends	276

Net income attributable to common shareholders	3,324	20,267,369	$0.16

Effect of dilutive securities:
Options		1,741,994
Convertible, redeemable preferred stock	293	1,515,029

Diluted EPS:
Net income	$3,617	23,524,392	$0.15

8

        For the three months ended June 30, 2003, 552,182 options, weighted for the portion of the period they were outstanding, were excluded from the diluted earnings per share computation because the exercise price of the options was greater that the average price of the common stock.

	Net Income (Loss) (Numerator)	Shares (Denominator)	Per Share Amount

For the Six Months Ended June 30, 2004:
Basic EPS:
Net income	$13,996

Non-recurring, non-cash charge attributable to the acceleration of the unamortized discount associated with the conversion into common stock of all shares of the convertible, redeemable
preferred stock	29,317
Non-cash charges attributable to beneficial conversion
feature and accretion of redemption value of convertible,
redeemable preferred stock	129
Preferred stock dividends	434

Net loss attributable to common shareholders	(15,884)	21,140,134	$(0.75)

Effect of dilutive securities:
Options		--
Convertible, redeemable preferred stock	--	--

Diluted EPS:
Net loss attributable to common shareholders	$(15,884)	21,140,134	$(0.75)

        For the six months ended June 30, 2004, inclusion of stock options to purchase 4,062,105 shares of common stock at various prices and inclusion of the Preferred Stock on an “if-converted” basis for the period it was outstanding would have been antidilutive.

	Net Income (Numerator)	Shares (Denominator)	Per Share Amount

For the Six Months Ended June 30, 2003:
Basic EPS:
Net income	$6,217

Non-cash charges attributable to beneficial conversion
feature and accretion of redemption value of convertible,
redeemable preferred stock	17
Preferred stock dividends	276

Net income attributable to common shareholders	5,924	20,545,058	$0.29

Effect of dilutive securities:
Options		1,496,532
Convertible, redeemable preferred stock	293	761,700

Diluted EPS:
Net income	$6,217	22,803,290	$0.27

        For the six months ended June 30, 2003, 744,432 options, weighted for the portion of the period they were outstanding, were excluded from the diluted earnings per share computation because the exercise price of the options was greater than the average price of the common stock.

Non-GAAP Financial Information

        The following table reconciles results calculated using GAAP and results reported excluding certain charges (“non-GAAP financial information”). The pro forma non-GAAP financial information is included to provide investors a more complete and transparent understanding of the Company’s underlying operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP. The Company believes that the pro forma non-GAAP financial information set forth below provides useful information to show the effect on diluted earnings per share when the non-recurring, non-cash charge to retained earnings to accelerate the discount associated with the Preferred Stock, the accretion of redemption value of the Preferred Stock prior to conversion and the related Preferred Stock dividends, are excluded, in light of the full conversion of the Preferred Stock into common stock on May 19, 2004.

      Reconciliation of pro forma non-GAAP Financial Information

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Net (loss) income attributable to
common shareholders for purposes of
computing diluted earnings per share
(GAAP)	$(21,834)	$3,617	$(15,884)	$6,217
Pro forma adjustments:
Non-recurring, non-cash charge
attributable to the acceleration of
the unamortized discount associated
with the conversion into common
stock of all shares of the
convertible, redeemable preferred
stock	29,317	--	29,317	--
Non-cash charges attributable to
beneficial conversion feature and
accretion of redemption value of
convertible, redeemable preferred
stock	35	--	129	--
Preferred Stock dividends	113	--	434	--

Pro forma net income for
diluted earnings per share
calculation (non-GAAP)	$7,631	$3,617	$13,996	$6,217

Diluted (loss) income per
share (GAAP)	$(0.95)	$0.15	$(0.75)	$0.27

Pro forma diluted income per
share (non-GAAP)	$0.27	$0.15	$0.51	$0.27

Diluted weighted average
shares outstanding (GAAP)	22,960,596	23,524,392	21,140,134	22,803,290
Pro forma effect of dilutive securities:
Options	1,885,590	--	1,912,402	--
Convertible, redeemable preferred stock	2,908,855	--	4,211,780	--

Pro forma diluted weighted average
shares outstanding (non-GAAP)	27,755,041	23,524,392	27,264,316	22,803,290

The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date: August 9, 2004

        GEVITY HR, INC.

By: /s/ Gregory M. Nichols [GRAPHIC OMITTED]

        Name: Gregory M. NicholsTitle:
Senior Vice President and GeneralCounsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release